SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               February 25, 1997


                            GREENTREE SOFTWARE, INC
               (Exact Name of Registrant as Specified in Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

               0-12094                     13-2897997
             (Commission File Number)     (IRS Employer
                                          Identification No.)

                7901 Flying Cloud Drive, Eden Prairie, MN 55344
              (Address of Principal Executive Offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (612) 941-1500

     ITEM 5. OTHER EVENTS.

     On February 25, 1997, the Registrant announced that it is currently engaged in an effort to raise up to $800,000 through a private offering of its convertible debt. The private offering is described in the Registrant's press release dated February 25, 1997, a copy of which is filed as Exhibit A to this Report.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C) EXHIBITS.

     Exhibit A Press Release dated February 25, 1997.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GREENTREE SOFTWARE, INC.


                                        By: /s/ Joseph D. Mooney
                                        Name: Joseph D. Mooney
                                        Title: Chief Executive Officer

Dated:  February 27, 1997

Exhibit A
                                                                   NEWS RELEASE
                                                              February 25, 1997


FOR IMMEDIATE RELEASE


                       GREENTREE SOFTWARE, INC. ANNOUNCES
                      PRIVATE OFFERING OF CONVERTIBLE DEBT


EDEN PRAIRIE, MINNESOTA, FEBRUARY 25, 1997 -- GREENTREE SOFTWARE, INC. (OTC BULLETIN BOARD: GTSW) today announced that it is currently engaged in an effort to raise up to $800,000 through a private offering of its convertible debt. The convertible debt will be issued at face value, have a two year term, accrue interest beginning six months after issuance, and will convert to common shares at a conversion price of one share for each $.50 of outstanding principal and accrued interest upon the filing of an amendment to the Company's Certificate of Incorporation for the purpose of providing the Company with a sufficient number of authorized common shares to permit the conversion of its convertible debt. The proceeds of this private offering will be used primarily to faciliate marketing and sales efforts of the Company's product.

THE SECURITIES OFFERED AND SOLD BY THE COMPANY IN THE PRIVATE OFFERING HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION.


Contact:	Greentree Software, Inc.
		Joseph D. Mooney, Chief Executive Officer
		612-941-1500